GCP Applied Technologies Reports First Quarter 2016 Results
Diluted EPS of $0.24; Adjusted EPS of $0.31

First Quarter Highlights:

•	Net sales of $314.1 million, down 2.7% year-over-year; up 6.1% on a constant currency basis[1]

•	Adjusted EBIT increases 31.2% year-over-year to $45.8 million

•	Adjusted Free Cash Flow of $23.5 million

•	Reaffirms 2016 annual guidance

Cambridge, MA - May 10, 2016 - GCP Applied Technologies, Inc. (NYSE: GCP) today announced first quarter 2016 results.

Total GCP Applied Technologies
($ Millions)

	1Q 2016	1Q 2015	Change
Net sales	$314.1	$322.7	(2.7)%
Net Sales, Constant Currency[1]	$330.3	$311.3	6.1%
Adjusted EBIT	$45.8	$34.9	31.2%
Adjusted EBIT Margin	14.6%	10.8%	380 bps
Net income attributable to GCP shareholders	$17.0	$20.5	(17.1)%

“We are pleased with our first quarter results, our first as a new public company. We met our expectations for the first quarter while building momentum for continued earnings growth. GCP is executing our strategies of customer focus, geographic diversity, technological differentiation and operations productivity as evidenced by our results,” said President and Chief Executive Officer Gregory E. Poling.

"GCP has excellent growth potential as we continue to develop differentiated, value-added products for our customers. Our geographic diversity allows us to balance our business across the most valuable regional opportunities. Looking ahead in 2016, we expect continued strength in North America, recovery in Europe and improvement in several of the emerging markets we serve. We are well positioned to grow the business and maintain our momentum by taking advantage of new opportunities that will enable us to deliver long-term shareholder value,” concluded Poling.

1Excludes the financial results of Venezuela.

First Quarter Segment Performance
(Segment performance excludes the financial results of Venezuela)

Specialty Construction Chemicals
($ Millions)

	1Q 2016	1Q 2015	Change
Net Sales, Constant Currency	$147.2	$143.3	3%
Adjusted Gross Margin	34.4%	30.7%	370 bps
Adjusted EBIT	$9.8	$4.9	100%
Adjusted EBIT Margin	7.2%	3.4%	380 bps

•	Net Sales, Constant Currency, increase driven by improved volumes in ASEAN, Europe and the U.S. despite softness in Brazil and China

•	Adjusted Gross Margin and Adjusted EBIT Margin increased primarily driven by raw material deflation and increasing productivity in all regions, offsetting the negative effect of currency

•	Gaining traction with focused growth initiatives

◦	Verifi® ready mix concrete management system adoption rate increased in the U.S. and Europe

◦	Cement additives penetration in the Middle East, Africa and Asia

Specialty Building Materials
($ Millions)

	1Q 2016	1Q 2015	Change
Net Sales, Constant Currency	$103.3	$87.2	19%
Adjusted Gross Margin	46.3%	42.8%	350 bps
Adjusted EBIT	$27.8	$17.1	63%
Adjusted EBIT Margin	27.6%	19.6%	800 bps

•
Net Sales, Constant Currency, growth driven by the continued strength in the construction market in North America which was supported by warmer temperatures and the recovery of the construction market in Europe

•	Adjusted Gross Margin and Adjusted EBIT Margin expansion due to favorable product mix and raw material deflation, offsetting the negative effect of currency

•	Double-digit growth, year-over-year, across key businesses

◦	Building Envelope growth driven by increased penetration of pre-applied waterproofing and weather barriers

◦	Growth in both the Residential re-roofing business from new distribution, and the direct-to-steel Fireproofing business as a result of high-rise construction activity

Darex Packaging Technologies
($ Millions)

	1Q 2016	1Q 2015	Change
Net Sales, Constant Currency	$79.8	$80.8	(1)%
Adjusted Gross Margin	35.9%	32.8%	310 bps
Adjusted EBIT	$16.1	$15.7	3%
Adjusted EBIT Margin	21.5%	19.4%	210 bps

•	Net Sales, Constant Currency, down slightly with gains in North and Latin America, offset by lower volume in Asia Pacific and Europe

•	Adjusted Gross Margin and Adjusted EBIT Margin increased due to productivity programs and raw material deflation, offsetting the negative effect of currency

•	Adapting to evolving trends in the industry

◦	High single-digit growth in Coatings, driven by acceleration of BPA-NI coating technology

◦	Sealants impacted by continued design conversions, yet at a slower pace than prior year

Restructuring and Repositioning Expenses
Restructuring expenses were $0.9 million for the first quarter of 2016. Repositioning expenses associated with the separation from W.R. Grace & Co. were $4.3 million, consisting primarily of professional services and new employee transition costs.

Interest Expense
Prior to the February 3, 2016 separation, GCP raised $800 million of debt. This resulted in net interest expense of $12.5 million for the first quarter of 2016 compared with $0.3 million for the prior year quarter.

Full Year 2016 Outlook
Given the solid start to the year and early successes with its strategic commercial initiatives, the company expects continued strong business fundamentals and is reaffirming guidance for the full year of 2016.

Total GCP Applied Technologies2

Net Sales	Growth of 4% to 6%
Adjusted EBIT	$210 to $225 million
Adjusted EPS[3]	$1.38 to $1.55
Adjusted Free Cash Flow	Approximately $100 million

2 2016 GCP guidance figures assume Q3 2015 FX rates carried forward into the guidance period. 3 Assumes 70.7 million shares outstanding.

Investor Call
GCP has scheduled a conference call and webcast at 10:00 a.m. ET today to review first quarter 2016 results and full year outlook. Those who wish to listen to the conference call webcast should visit the Investors section of the GCP website at www.gcpat.com. The live call can be accessed by dialing (866) 807-9684 or (412) 317-5415 prior to the start of the call. Participants should ask to be joined into the GCP Applied Technologies call. An accompanying slide presentation will also be available on the website.

For those unable to participate in the live conference call, a playback will be available through May 17, 2016. To listen to the playback, please dial (877) 344-7529 in the U.S. or +1 (412) 317-0088 internationally; the access code is 10085148.  A webcast replay will also be available in the “Events and Presentations” section of the company's website for approximately one year.

Non-GAAP Financial Measures
In this press release we refer to non-GAAP financial measures including Net Sales excluding Venezuela, Segment Operating Income excluding Venezuela, Adjusted EBIT, Adjusted EBIT excluding Venezuela, Adjusted EBITDA, Adjusted Free Cash Flow, Adjusted EPS, Adjusted Gross Margin, Adjusted Gross Margin excluding Venezuela, Adjusted EBIT Return On Invested Capital, and Adjusted EBIT Margin.

The Financial Information pages included in this press release provide reconciliations of these non-GAAP financial measures to their most comparable GAAP measure. The Notes to the Financial Information included in this press release provide definitions for each of these non-GAAP financial measures and an explanation as to why we find them useful and why we believe they are useful to investors, potential investors, and others.

Net Sales excluding Venezuela, Segment Operating Income excluding Venezuela, Adjusted EBIT, Adjusted EBIT excluding Venezuela, Adjusted EBITDA, Adjusted Free Cash Flow, Adjusted EPS, Adjusted Gross Margin, Adjusted Gross Margin excluding Venezuela, Adjusted EBIT Margin, and Adjusted EBIT Return On Invested Capital do not purport to represent income or liquidity measures as defined under United States generally accepted accounting principles, and should not be considered as alternatives to such measures as an indicator of GCP's performance. These measures are provided to distinguish the operating results of GCP's current business.

Media Relations Paul Keeffe T +1 617.498.4461 mediainfo@gcpat.com	Investor Relations Betsy Cowell T +1 617.498.4568 investors@gcpat.com

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About GCP Applied Technologies
GCP Applied Technologies is a leading global provider of products and technology solutions for customers in the specialty construction chemicals, specialty building materials, and packaging sealants and coatings industries. Our products help improve the performance of our customers’ products, increase productivity in their application or manufacturing processes, and meet the increasing regulatory requirements impacting their industry. GCP has approximately 2,850 employees on six continents, and serves customers in more than 110 countries. More information is available at www.gcpat.com.

This announcement contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, GCP is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; uncertainties related to GCP’s ability to realize the anticipated benefits of the spin-off /separation from W.R. Grace and the value of GCP’s common stock following the spin-off; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel following the spin-off; and hazardous materials and the costs of compliance with environmental regulation. These and other factors are identified and described in more detail in GCP's Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and forward-looking statements, which speak only as the date thereof. GCP undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

GCP Applied Technologies, Inc. Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,
(In millions, except per share amounts)	2016	2015
Net sales	$314.1	$322.7
Cost of goods sold	192.9	211.4
Gross profit	121.2	111.3
Selling, general and administrative expenses	71.1	71.5
Research and development expenses	5.3	5.8
Interest expense and related financing costs	12.5	0.4
Interest expense, net - related party	—	(0.2)
Repositioning expenses	4.3	—
Restructuring expenses	0.9	4.3
Other expense (income), net	1.3	(0.4)
Total costs and expenses	95.4	81.4
Income before income taxes	25.8	29.9
Provision for income taxes	(8.4)	(9.3)
Net income	17.4	20.6
Less: net income attributable to noncontrolling interests	(0.4)	(0.1)
Net income attributable to GCP shareholders	$17.0	$20.5
Earnings Per Share Attributable to GCP Shareholders
Basic earnings per share:
Net income attributable to GCP shareholders	$0.24	$0.29
Weighted average number of basic shares	70.6	70.5
Diluted earnings per share:
Net income attributable to GCP shareholders	$0.24	$0.29
Weighted average number of diluted shares	70.9	70.5

The Notes to the Financial Information are included as part of the Earnings Release.

GCP Applied Technologies, Inc. Analysis of Operations (unaudited)

	Three Months Ended March 31,
(In millions, except per share amounts)	2016	2015	% Change
Net sales:
Specialty Construction Chemicals	$137.0	$152.0	(9.9)%
Specialty Building Materials	100.7	87.2	15.5%
Darex Packaging Technologies	76.4	83.5	(8.5)%
Total GCP net sales	$314.1	$322.7	(2.7)%

Net sales by region:
North America	$129.8	$115.6	12.3%
Europe Middle East Africa (EMEA)	79.3	80.2	(1.1)%
Asia Pacific	74.9	78.6	(4.7)%
Latin America	30.1	48.3	(37.7)%
Total net sales	$314.1	$322.7	(2.7)%

Net sales excluding Venezuela (A)
Specialty Construction Chemicals	$136.3	$143.3	(4.9)%
Specialty Building Materials	100.7	87.2	15.5%
Darex Packaging Technologies	74.9	80.8	(7.3)%
Total GCP net sales excluding Venezuela	$311.9	$311.3	0.2%

Net sales excluding Venezuela, constant currency (A)
Specialty Construction Chemicals	$147.2	$143.3	2.7%
Specialty Building Materials	103.3	87.2	18.5%
Darex Packaging Technologies	79.8	80.8	(1.2)%
Total GCP net sales excluding Venezuela, constant currency	$330.3	$311.3	6.1%

The Notes to the Financial Information are included as part of the Earnings Release.

GCP Applied Technologies, Inc. Analysis of Operations (unaudited) (continued)

	Three Months Ended March 31,
(In millions, except per share amounts)	2016	2015	% Change
Profitability performance measures:
Adjusted EBIT(A):
Specialty Construction Chemicals segment operating income	$9.9	$8.9	11.2%
Specialty Building Materials segment operating income	27.8	17.1	62.6%
Darex Packaging Technologies segment operating income	17.2	15.0	14.7%
Corporate costs	(6.9)	(4.9)	(40.8)%
Certain pension costs (B)	(2.2)	(1.2)	(83.3)%
Adjusted EBIT	$45.8	$34.9	31.2%
Repositioning expenses	(4.3)	—	NM
Restructuring expenses	(0.9)	(4.3)	79.1%
Pension MTM adjustment and other related costs, net	(2.7)	(0.5)	(440.0)%
Interest expense, net	(12.5)	(0.3)	(4,067)%
Provision for income taxes	(8.4)	(9.3)	9.7%
Net income attributable to GCP shareholders	$17.0	$20.5	(17.1)%
Diluted EPS (GAAP)	$0.24	$0.29	(17.2)%
Adjusted EPS (non-GAAP)	$0.31

Adjusted EBIT excluding Venezuela (A):
Specialty Construction Chemicals segment operating income excluding Venezuela	$9.8	$4.9	100.0%
Specialty Building Materials segment operating income excluding Venezuela	27.8	17.1	62.6%
Darex Packaging Technologies segment operating income excluding Venezuela	16.1	15.7	2.5%
Corporate costs	(5.8)	(4.2)	(38.1)%
Certain pension costs (B)	(2.2)	(1.2)	(83.3)%
Adjusted EBIT excluding Venezuela	$45.7	$32.3	41.5%

The Notes to the Financial Information are included as part of the Earnings Release.

GCP Applied Technologies, Inc. Analysis of Operations (unaudited) (continued)

	Three Months Ended March 31,
(In millions)	2016	2015	% Change
Adjusted profitability performance measures (A)(B):
Adjusted Gross Margin:
Specialty Construction Chemicals	34.4%	31.9%	2.5	pts
Specialty Building Materials	46.3%	42.8%	3.5	pts
Darex Packaging Technologies	36.8%	31.4%	5.4	pts
Adjusted Gross Margin	38.8%	34.7%	4.1	pts
Pension costs in cost of goods sold	(0.2)%	(0.2)%	—
Total GCP	38.6%	34.5%	4.1	pts

Adjusted Gross Margin excluding Venezuela:
Specialty Construction Chemicals excluding Venezuela	34.4%	30.7%	3.7	pts
Specialty Building Materials excluding Venezuela	46.3%	42.8%	3.5	pts
Darex Packaging Technologies excluding Venezuela	35.9%	32.8%	3.1	pts
Adjusted Gross Margin excluding Venezuela	38.6%	34.7%	3.9	pts
Pension costs in cost of goods sold	(0.2)%	(0.2)%	—
Total GCP excluding Venezuela	38.4%	34.5%	3.9	pts

Adjusted EBIT:
Specialty Construction Chemicals	$9.9	$8.9	11.2%
Specialty Building Materials	27.8	17.1	62.6%
Darex Packaging Technologies	17.2	15.0	14.7%
Corporate	(9.1)	(6.1)	(49.2)%
Total GCP	$45.8	$34.9	31.2%

Depreciation and amortization:
Specialty Construction Chemicals	$4.8	$4.6	4.3%
Specialty Building Materials	2.2	2.0	10.0%
Darex Packaging Technologies	1.5	1.3	15.4%
Corporate	0.4	0.3	33.3%
Total GCP	$8.9	$8.2	8.5%

Adjusted EBITDA:
Specialty Construction Chemicals	$14.7	$13.5	8.9%
Specialty Building Materials	30.0	19.1	57.1%
Darex Packaging Technologies	18.7	16.3	14.7%
Corporate	(8.7)	(5.8)	(50.0)%
Total GCP	$54.7	$43.1	26.9%

The Notes to the Financial Information are included as part of the Earnings Release.

GCP Applied Technologies, Inc. Analysis of Operations (unaudited) (continued)

	Three Months Ended March 31,
	2016	2015	% Change
Adjusted EBIT margin:
Specialty Construction Chemicals	7.2%	5.9%	1.3	pts
Specialty Building Materials	27.6%	19.6%	8.0	pts
Darex Packaging Technologies	22.5%	18.0%	4.5	pts
Total GCP	14.6%	10.8%	3.8	pts

Adjusted EBITDA margin:
Specialty Construction Chemicals	10.7%	8.9%	1.8	pts
Specialty Building Materials	29.8%	21.9%	7.9	pts
Darex Packaging Technologies	24.5%	19.5%	5.0	pts
Total GCP	17.4%	13.4%	4.0	pts

The Notes to the Financial Information are included as part of the Earnings Release.

GCP Applied Technologies, Inc. Analysis of Operations (unaudited) (continued)

(In millions)	Three Months Ended March 31,
	2016	2015
Cash flow measure (A):
Net cash provided by operating activities	$23.7	$8.8
Capital expenditures	(13.7)	(7.7)
Free Cash Flow	10.0	1.1
Cash paid for repositioning	3.9	—
Cash paid for restructuring	1.8	3.1
Capital expenditures related to repositioning	0.9	—
Cash paid for taxes related to repositioning	5.9	—
Accelerated pension plan contributions	1.0	—
Adjusted Free Cash Flow	$23.5	$4.2

(In millions)	Four Quarters Ended
	March 31, 2016	March 31, 2015
Calculation of Adjusted EBIT Return On Invested Capital (trailing four quarters) (A):
Adjusted EBIT	$237.6	$197.0
Invested Capital:
Trade accounts receivable	221.0	221.7
Inventories	110.8	118.4
Accounts payable	(122.2)	(108.7)
	209.6	231.4
Other current assets (excluding income taxes and related party loans receivable)	31.9	37.2
Properties and equipment, net	223.5	191.7
Goodwill	104.4	105.9
Technology and other intangible assets, net	33.2	38.7
Other assets (excluding capitalized financing fees)	18.7	9.2
Other current liabilities (excluding income taxes, restructuring, repositioning and accrued interest)	(93.9)	(77.7)
Other liabilities (excluding other postretirement benefits liability)	(9.2)	(9.3)
Total invested capital	$518.2	$527.1
Adjusted EBIT Return On Invested Capital	45.9%	37.4%

The Notes to the Financial Information are included as part of the Earnings Release.

GCP Applied Technologies, Inc. Venezuela Financial Performance (unaudited)

Q1 2016 Venezuela Financial Performance
($ in millions)	SCC	Darex	Corporate	Total Venezuela
Net Sales	$0.7	$1.5	$—	$2.2
Gross profit	0.2	1.3	—	1.5
Adjusted EBIT	0.1	1.1	(1.1)	0.1

Q1 2015 Venezuela Financial Performance
($ in millions)	SCC	Darex	Corporate	Total Venezuela
Net Sales	$8.7	$2.7	$—	$11.4
Gross profit	4.4	(0.3)	—	4.1
Adjusted EBIT	4.0	(0.7)	(0.7)	2.6

Q1 2016 versus Q1 2015 - Change (%)
	SCC	Darex	Corporate	Total Venezuela
Net Sales	(92.0)%	(44.4)%	NM	(80.7)%
Gross profit	(95.5)%	(533.3)%	NM	(63.4)%
Adjusted EBIT	(97.5)%	(257.1)%	57.1%	(96.2)%

The Notes to the Financial Information are included as part of the Earnings Release.

GCP Applied Technologies Inc. Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended March 31,
(In millions)	2016	2015
OPERATING ACTIVITIES
Net income	$17.4	$20.6
Reconciliation to net cash provided by operating activities:
Depreciation and amortization	8.9	8.2
Deferred income taxes	(2.9)	(2.8)
Cash paid for interest on bond and credit arrangements	(3.0)	(0.3)
Defined benefit pension expense	2.4	0.4
Cash paid under defined benefit pension arrangements	(1.3)	(0.7)
Changes in assets and liabilities, excluding effect of currency translation:
Trade accounts receivable	(11.1)	(5.0)
Inventories	(4.0)	0.6
Accounts payable	12.9	(0.7)
All other items, net	4.4	(11.5)
Net cash provided by operating activities	23.7	8.8
INVESTING ACTIVITIES
Capital expenditures	(13.7)	(7.7)
Other investing activities	0.1	0.1
Net cash used for investing activities	(13.6)	(7.6)
FINANCING ACTIVITIES
Borrowings under credit arrangements	283.1	7.1
Repayments under credit arrangements	(9.1)	(18.1)
Borrowings under related party loans	—	0.5
Repayments under related party loans	—	(1.6)
Proceeds from issuance of bonds	525.0	—
Cash paid for debt financing costs	(18.2)	—
Share repurchase	(1.7)	—
Proceeds from exercise of stock options	0.3	—
Excess tax benefits from stock-based compensation	0.8	1.8
Transfers (from) to parent, net	(764.6)	10.6
Net cash provided by financing activities	15.6	0.3
Effect of currency exchange rate changes on cash and cash equivalents	2.4	(13.2)
Increase (decrease) in cash and cash equivalents	28.1	(11.7)
Cash and cash equivalents, beginning of period	98.6	120.9
Cash and cash equivalents, end of period	$126.7	$109.2

The Notes to the Financial Information are included as part of the Earnings Release.

GCP Applied Technologies, Inc. Consolidated Balance Sheets (unaudited)

(In millions, except par value and shares)	March 31, 2016	December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$126.7	$98.6
Trade accounts receivable, less allowance of $6.2 (2015—$6.2)	221.0	203.6
Inventories	110.8	105.3
Other current assets	36.5	38.9
Total Current Assets	495.0	446.4
Properties and equipment, net of accumulated depreciation and amortization of $482.3 (2015—$430.1)	223.5	197.1
Goodwill	104.4	102.5
Technology and other intangible assets, net	33.2	33.3
Deferred income taxes	80.2	17.6
Overfunded defined benefit pension plans	25.5	26.1
Other assets	23.8	10.1
Total Assets	$985.6	$833.1
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current Liabilities
Debt payable within one year	$32.0	$25.7
Accounts payable	122.2	109.0
Loans payable - related party	—	42.3
Other current liabilities	121.0	125.5
Total Current Liabilities	275.2	302.5
Debt payable after one year	784.2	—
Deferred income taxes	8.6	8.7
Unrecognized tax benefits	9.6	5.2
Underfunded and unfunded defined benefit pension plans	80.8	34.0
Other liabilities	9.3	8.6
Total Liabilities	1,167.7	359.0
Stockholders' (Deficit) Equity
Net parent investment	—	598.3
Common stock issued, par value $0.01; 300,000,000 shares authorized; outstanding: 70,673,392	0.7	—
Accumulated deficit	(61.2)	—
Accumulated other comprehensive loss	(124.0)	(127.7)
Treasury stock	(1.7)	—
Total GCP's Shareholders' (Deficit) Equity	(186.2)	470.6
Noncontrolling interests	4.1	3.5
Total Stockholders' (Deficit) Equity	(182.1)	474.1
Total Liabilities and Stockholders' (Deficit) Equity	$985.6	$833.1

The Notes to the Financial Information are included as part of the Earnings Release.

GCP Applied Technologies, Inc. Adjusted Earnings Per Share (unaudited)

	Three Months Ended March 31, 2016
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted Earnings Per Share (GAAP)				$0.24
Repositioning expenses	4.3	1.7	2.6	0.04
Restructuring expenses	0.9	0.3	0.6	0.01
Pension MTM adjustment and other related costs, net	2.7	1.0	1.7	0.02
Discrete tax items:
Discrete tax items, including adjustments to uncertain tax provisions	—	(0.2)	0.2	—
Adjusted EPS (non-GAAP)				$0.31

The Notes to the Financial Information are included as part of the Earnings Release.

GCP Applied Technologies, Inc.
Notes to the Financial Information

(A)	In the above charts, GCP presents its results of operations by operating segment and for adjusted operations.

Constant currency means current period revenue in local currency translated using prior period exchange rates.  GCP uses constant currency in assessing trends in sales excluding the impact of fluctuations in foreign currency exchange rates.

Net Sales excluding Venezuela, Adjusted Gross Margin excluding Venezuela, Adjusted EBIT excluding Venezuela and Segment Operating Income excluding Venezuela means GCP’s combined results or respective segment results excluding Venezuela. GCP uses these measures to distinguish the operating results of its current business.

Adjusted EBIT means net income attributable to GCP shareholders adjusted for interest income and expense, income taxes, restructuring and repositioning expenses and asset impairments, pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; income and expense items related to certain product lines and other investments; gains and losses on sales of businesses, product lines, and certain other investments; and certain other unusual or infrequent items that are not representative of underlying trends. Adjusted EBIT Margin means Adjusted EBIT divided by net sales.

Adjusted EBITDA means Adjusted EBIT adjusted for depreciation and amortization. GCP uses Adjusted EBIT and Adjusted EBITDA as performance measures in significant business decisions.

Adjusted EPS means Diluted EPS adjusted for costs related to restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits2; income and expense items related to divested businesses, product lines, and certain other investments; gains and losses on sales of businesses, product lines, and certain other investments; certain other unusual or infrequent items that are not representative of underlying trends; and certain discrete tax items.

Adjusted Free Cash Flow means net cash provided by or used for operating activities minus capital expenditures plus cash paid for restructuring and repositioning, taxes paid for repositioning, capital expenditures related to repositioning, accelerated payments under defined benefit pension arrangements, and expenditures for legacy items. GCP uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, and to provide a return of capital to shareholders.

Adjusted Gross Margin means gross margin adjusted for pension-related costs and devaluation loss in Venezuela included in cost of goods sold.

Adjusted EBIT Return On Invested Capital means Adjusted EBIT (on a trailing four quarters basis) divided by the sum of net working capital, properties and equipment and certain other assets and liabilities.

Adjusted EBIT, Adjusted EBIT excluding Venezuela, Adjusted EBITDA, Adjusted Free Cash Flow, Adjusted EPS, Adjusted Gross Margin, Adjusted Gross Margin excluding Venezuela, and Adjusted EBIT Margin do not purport to represent income or liquidity measures as defined under

United States generally accepted accounting principles, and should not be considered as alternatives to such measures as an indicator of GCP's performance. These measures are provided to distinguish the operating results of GCP's current business.

(B)
Certain pension costs include only ongoing costs recognized quarterly, which include service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits. Specialty Construction Chemicals, Specialty Building Materials, and Darex Packaging Technologies segment operating income and corporate costs do not include any amounts for pension expense. Other pension related costs including annual mark-to-market adjustments, actuarial gains and losses, and other related costs are excluded from Adjusted EBIT. These amounts are not used by management to evaluate the performance of GCP's businesses and significantly affect the peer-to-peer and period-to-period comparability of our financial results. Mark-to-market adjustments, actuarial gains and losses, and other related costs relate primarily to changes in financial market values and actuarial assumptions and are not directly related to the operation of GCP's businesses.

NM -	Not Meaningful